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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 28, 2007, included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-145844) and related Prospectus of Anacor Pharmaceuticals, Inc. for the registration of shares of its common stock.

/s/  ERNST & YOUNG LLP

Palo Alto, California
January 17, 2008

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Consent of Independent Registered Public Accounting Firm